                                                                  Exhibit (a)(2)

                             LETTER OF TRANSMITTAL
          TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF COMMON STOCK
             HAVING AN EXERCISE PRICE PER SHARE OF MORE THAN $5.00
                      FOR NEW OPTIONS AND RESTRICTED STOCK
           PURSUANT TO THE OFFER TO EXCHANGE DATED FEBRUARY 28, 2001

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                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
          5:00 P.M., PACIFIC STANDARD TIME, ON MONDAY, APRIL 2, 2001,
                         UNLESS THE OFFER IS EXTENDED.

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To:  Kana Communications, Inc.,
     740 Bay Road
     Redwood City, California 94063
     (telephone: (650) 298-9282)
     (facsimile: (702) 442-6642)


              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
          OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                   TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

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     Pursuant to the terms and subject to the conditions of the Offer to
Exchange dated February 28, 2001, and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, par value $.001 per share ("Option Shares"), with an exercise price in excess of $5.00 per share which are outstanding under the Kana Communications, Inc. 1999 Stock Incentive Plan, the Kana Communications, Inc. 1999 Special Stock Option Plan or the Kana Communications 1997 Stock Option/Stock Issuance Plan, or the following stock option plans which Kana Communications has assumed in connection with its acquisition of the plan sponsor: the Connectify, Inc. 1998 Stock Plan, the netDialog, Inc. 1997 Stock Plan, the Business Evolution, Inc. 1999 Stock Plan, the Silknet Software, Inc. 1999 Stock Option and Stock Incentive Plan, the Silknet Software, Inc. Employee Stock Option Plan, and the Insite Marketing Technology 1997 Stock Option Plan, (together the "Eligible Plans"). NOTE: To validly tender such options you must complete the following table according to instructions 2 and 3 on page 6 of this Letter of Transmittal.

                                              Total Number of            AST Option
  Grant Date of        Exercise Price         Option Shares        Identification Number    Option Plan under which
   Option/1/             of Option          Subject to Option/2/       (if available)       Option was Granted/3/


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/1/  List each option on a separate line even if more than one option was issued on the same grant date.
/2/ Provide the total number of Option Shares for which the option remains outstanding (i.e. for which the option has not been exercised) in this column. All such Option Shares for each grant you specify herein must be tendered.
/3/  Identify under which Eligible Plan the Option was granted.

To Kana Communications, Inc.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 28, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Kana Communications, Inc., a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Options") in exchange for "New Options" and shares of "Restricted Stock". All New Options will be granted under and will be subject to the terms of the Company's 1999 Stock Incentive Plan (the "1999 Plan") and to a new stock option agreement between the Company and me. All shares of Restricted Stock will be issued under the 1999 Plan and will be subject to the terms and conditions set forth in the 1999 Plan and a restricted stock issuance agreement between the Company and me. I understand that I must pay the Company the $.001 per share par value of the restricted stock (rounded up to the nearest whole cent) before that restricted stock will actually be issued.

     Subject to the terms and conditions of the Offer, I will receive (1) a New Option exercisable for a number of shares of common stock equal to seven eighths (7/8ths) of the number of Eligible Options I am tendering hereby (rounded up to the nearest whole share) and (2) a number of shares of Restricted Stock equal to one eighth (1/8th) of the number of Eligible Options I am tendering hereby (rounded down to the nearest whole share).

     In accordance with the terms and conditions of the Offer, I am tendering hereby, in addition to any Eligible Options I am choosing to tender, all of my Eligible Options granted on or after August 1, 2000 and all of my Special Options. I have listed each Option I am tendering on page 1 of this Letter, and I am tendering each such Option in its entirety (to the extent outstanding). I understand that the Company will not accept a tender of only a portion of an outstanding Option. I also understand that I may not tender pursuant to the Offer any shares of Common Stock that I own, including any Common Stock I own as a result of exercising options granted to me, whether or not those shares have vested.

     Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby, and I hereby agree that I shall have no further right or entitlement to purchase any shares of the Company's common stock under the tendered Options which are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled options. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

     I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I acknowledge that the New Options (1) will not be granted until on or about the first trading day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and cancelled and (2) will be subject to the terms and conditions set forth in a new stock option agreement between the Company and me that will be forwarded to me after the grant of the New Options. I also acknowledge that I must remain an employee of the Company or one of its subsidiaries from the date I tender Options through the date the New Options are granted and otherwise be eligible under the 1999 Plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I do not remain such an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

     In addition, I acknowledge that (1) the Restricted Stock will not actually be issued until I (a) execute and return to the Company the restricted stock issuance agreement which will be forwarded to me as soon as practicable after the date the Options tendered hereby are accepted for exchange and cancelled and which will set forth the forfeiture provisions and transfer restrictions that will govern the Restricted Stock and (b) pay the Company the $.001 per share par value of the Restricted Stock (rounded up to the nearest whole cent), and (2) the stock certificate for the issued Restricted Stock will be held in the custody of the Company while the Restricted Stock remains unvested and subject to forfeiture. I understand and agree that when the Restricted Stock subsequently vests, the stock certificate for the vested Restricted Stock will not be delivered to me until the Company receives my payment of the federal and state income and employment withholding taxes to which I become subject upon the vesting of my Restricted Stock. I also acknowledge that I must remain an employee of the Company or one of its subsidiaries from the date I tender Options through the date the Restricted Stock vests and otherwise be eligible under the 1999 Plan to receive the Restricted Stock.

     The name and social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Options. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price, the number of Option Shares for which the Option remains outstanding (i.e.

unexercised), and the name of the Eligible Plan under which each tendered Option was granted. Subject to the terms and conditions of the Offer, I understand that I may tender all, some or none of my Eligible Options outstanding under the Eligible Plans with an exercise price per share in excess of more $5.00 and that I am not required to tender any of such options in the Offer, except that if I choose to tender any options, I must tender all my Eligible Options granted on or after August 1, 2000 and all my Special Options. I also understand that all of such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for New Options and Restricted Stock, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Pacific Standard Time, on April 2, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. I have tendered all Eligible Options received by me on or after August 1, 2000.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange. In particular, the terms "Eligible Options" and "Special Options" shall have the meanings ascribed to the terms "eligible options" and "special options", respectively, in the Offer to Exchange.

               (Remainder of this page intentionally left blank.)

     I have read, understand and agree to all of the terms and conditions of the Offer.


                            HOLDER PLEASE SIGN HERE


                           (See Instructions 1 and 4)


     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

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                               SIGNATURE OF OWNER

X
 -------------------------------------------------------------------------------
                   (Signature of Holder or Authorized Signatory)
Date:   __________ __, 2001
Name:
        ------------------------------------------------------------------------
                                         (Please Print)
Capacity:
         -----------------------------------------------------------------------
Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                                  (Please include ZIP code)

Telephone No. (with area code):
                               -------------------------------------------------
Tax ID/ Social Security No.:
                               -------------------------------------------------

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                                       5

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address or at its facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 12:00 midnight, Eastern Standard Time, on Wednesday, April 25, 2001, you may withdraw your tendered Options at any time after April 25, 2001 until they are accepted for exchange. To withdraw tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3. Tenders. If you intend to tender Options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of Option Shares which remain subject to the Option (which must be all unexercised Option Shares subject to the Option), and the name of the plan under which the grant was made. You may tender all, some or none of your Eligible Options, however you may not tender less than the entire outstanding portion of a particular Option. In addition, if you tender any Options, you must tender all of your Eligible Options granted on or after August 1, 2000 and all of your Special Options.

     4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Franklin P. Huang, General Counsel, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

     6. Irregularities. The Company will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to Eligible Options or Special Options or to be subject to New Options or issued as Restricted Stock. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER (OR A FACSIMILE COPY HEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

     7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

                                       7